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                                                                    Exhibit (i)


                              RESTATED CERTIFICATE

                                OF INCORPORATION

                                       OF

                               HARRIS CORPORATION

                                     (1995)

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                      RESTATED CERTIFICATE OF INCORPORATION
                              OF HARRIS CORPORATION
                                     (1995)


         HARRIS CORPORATION, a corporation organized and existing under and by virtue of an Act of the General Assembly of the State of Delaware, entitled "An Act Providing A General Corporation Law," approved March 10, 1899, and the acts amendatory thereof and supplemental thereto, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on December 6, 1926, and recorded in the office of the Recorder of Deeds of the State of Delaware in and for New Castle County on December 6, 1926, does hereby certify:

         I. That the name under which this corporation was originally incorporated was "HARRIS-SEYBOLD-POTTER COMPANY." This name was changed to "HARRIS-SEYBOLD COMPANY" by an amendment to the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on April 3, 1946. The name was further changed to "HARRIS-INTERTYPE CORPORATION" by an amendment to the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on June 27, 1957. The name was further changed to "HARRIS CORPORATION" by an amendment to the Restated Certificate of Incorporation (1972) filed in the office of the Secretary of State of Delaware on May 15, 1974.

         II. That at a meeting of the Board of Directors of said corporation held on August 26, 1995, resolutions were duly adopted proposing an amendment to the Restated Certificate of Incorporation (October 1986) of said corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders for their approval; that said amendment was duly adopted by a vote of the stockholders of said corporation on October 27, 1995; that the following Restated Certificate of Incorporation (1995) was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, that such incorporates that amendment adopted by the shareholders of the corporation on October 27, 1995 and hereby restates and integrates the provisions of said corporation's Restated Certificate of Incorporation (October 1986) as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the following Restated Certificate of Incorporation (1995).

         FIRST:   The name of this corporation is

                               HARRIS CORPORATION

         SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange St., in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, Delaware.

         THIRD:   The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

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         To acquire the entire assets, business and good will of the Harris
         Automatic Press Company, an Ohio corporation, and of any other corporations and in connection therewith to determine what portion of the assets so acquired shall constitute capital and what portion shall constitute surplus available for dividends on the capital stock of this corporation, such surplus not to exceed the combined surpluses of the companies whose assets are so acquired as of the time of the acquisition thereof;

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

         To engage in the manufacture of printing and lithographing presses of any and all types and makes, also paper cutting and trimming machinery and any and all machines and articles that may be used in the printing and lithographing business;

         To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description;

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation;

         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government and while the owner thereof to exercise all the rights, powers and privileges of ownership;

         To issue bonds, debentures or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise;

         To issue common stock, purchase warrants in connection with the sale or issue of the shares of capital stock of any class, or of other securities in order to vest in the purchasers or holders of such shares of capital stock or other securities the option right to purchase shares of common stock of the corporation in such amount and upon such terms as may be set forth in such warrants, all shares of common stock reserved for the purpose of being sold pursuant to the terms of such warrants to be free from any and all preemptive rights of any stockholders with respect thereto;


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         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

         To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country;

         In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

         FOURTH: Section 1. The total number of shares of all classes of stock which this corporation shall have authority to issue is 251,000,000 shares, of which 250,000,000 shares shall be Common Stock of the par value of $1 per share and 1,000,000 shares shall be Preferred Stock without par value.

         Section 2. The terms and provisions of the Common Stock of the par value of $1 per share are as follows:

         A. The holders of Common Stock are entitled at all times to one vote for each share; subject, however, to the voting rights of the holders of the Preferred Stock. The Common Stock is subject to all of the terms and provisions of the Preferred Stock as fixed by the Board of Directors as hereinafter provided.

         B. No holder of any class of shares of the corporation shall have any preemptive or other preferential right to subscribe to or purchase any shares of any class of stock of the corporation, whether now or hereafter authorized and whether unissued or in the treasury, or to subscribe to or purchase any obligations convertible into shares of any class of stock of the corporation, at any time issued or sold.

         Section 3. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at

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such rate or rates; on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

         FIFTH:   This corporation is to have perpetual existence.

         SIXTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make and alter the by-laws of this corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by resolution of the stockholders or directors.

         If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interest of the corporation.


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         This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

         Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware, at such places as may be from time to time designated by the Board of Directors.

         EIGHTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH:   SECTION 1.  A.    HIGHER VOTE FOR CERTAIN  BUSINESS
COMBINATIONS. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in
Section 2 of this Article:

                  (i) any merger or consolidation or share exchange of this corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, in each case without regard as to which entity shall be the surviving entity; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                  (iii) the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (v) any reorganization or reclassification of securities (including any reverse stock split, or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of



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         equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B. DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of Clauses (i) through (v) of Paragraph A of this
Section 1.

         Section 2. The provisions of Section 1 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:

         A. APPROVED BY CONTINUING DIRECTORS. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         B. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it
         (a) within the 2-year period immediately prior to the first public announcement of the proposal of the Business Combination or (b) in the transactions in which it became an Interested Stockholder, whichever is higher;

                  (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.



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                  (iii) A proxy or information statement describing the proposed
         Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section 3.  For the purposes of this Article:

         A. A "person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Stockholder" shall mean any person (other than this corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner, directly or indirectly, of more than 10 percent of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate of this corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         C.       A person shall be a "beneficial owner" of any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.



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         D. For the purposes of determining whether a person is an Interested
Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 27, 1984, and shall include in any case any person that directly or indirectly controls or is controlled by or is under common control with the person specified.

         F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

         G. "Continuing Director" means any member of the Board of Directors of this corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         H. "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         I. In the event of any Business Combination in which this corporation survives, the phrase "consideration [other than cash] to be received" as used in Paragraphs B(i) and (ii) of Section 2 of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         J. The directors of this corporation shall have the power and duty to determine on the basis of information known to them after reasonable inquiry,
(i) whether a person is an



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Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         Section 4. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 5. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of this corporation), the affirmative note of the holders of 80 percent or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article of this Certificate of Incorporation.

         TENTH: Section 1. Any purchase by this corporation of shares of Voting Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of:

                  (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner, and

                  (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.

         Section 2. In any election of directors of this corporation on or after the date on which any 40 percent Shareholder (as hereinafter defined) becomes a 40 percent Shareholder, and until such time as no 40 percent Shareholder any longer exists, there shall be cumulative voting for election of directors so that any holder of shares of Voting Stock entitled to vote in such election shall be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which such shareholder's shares would be entitled except for the provision of this Section 2, and such shareholder may cast all of such votes for a single director, or distribute such votes among as many candidates as such shareholder sees fit. In any such election of directors, one or more candidates for the Board of Directors of the corporation may be nominated by a majority of the Disinterested Directors. With respect to any candidates nominated by a majority of the Disinterested Directors or by any person who is the beneficial owner of shares of Voting Stock having a Market Price of $100,000 or more, there shall be included in any proxy statement or other communication with respect to such election to be sent to holders of shares of Voting Stock by the corporation during the period in which there is a 40 percent Shareholder, at the expense of the corporation, descriptions and other statements of or with respect to such candidates submitted by them or on their behalf, which shall receive equal space, coverage and


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treatment as is received by candidates nominated by the Board of Directors or management of the corporation.

         Section 3.  It shall be the duty of any Interested Shareholder:

                  (i) to give or cause to be given written notice to the corporation, immediately upon becoming an Interested Shareholder, of such person's status as an Interested Shareholder and of such other information as the corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is a beneficial owner as defined herein, and

                  (ii) to notify the corporation promptly in writing of any change in the information provided in subparagraph (i) of this
         Section 3,

         PROVIDED, HOWEVER, that the failure of an Interested Shareholder to comply with the provisions of this Section 3 shall not in any way be construed to prevent the corporation from enforcing the provisions of this Article.

         Section 4.  For the purposes of this Article:

         A. A "person" shall mean any individual, firm, corporation, or other entity.

         B. "Voting Stock" shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

         C. "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner, directly, or indirectly, of 5 percent or more of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5 percent or more of the voting power of the then outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         D. "40 percent Shareholder" shall mean any person (other than the corporation or any Subsidiary) who or which:


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                  (i)  is the beneficial owner, directly or indirectly, of
         40 percent or more of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the corporation and at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 40 percent or more of the voting power of the then outstanding Voting Stock; or

                  (iii)is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the 2-year period immediately prior to the date in question beneficially owned by any 40 percent Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         E.       A person shall be a "beneficial owner" of any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

         F. For the purpose of determining whether a person is an Interested Shareholder or a 40 percent Shareholder pursuant to this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph E of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         G. "Market Price" means the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not


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so quoted, the fair market value at the time in question of a share of such stock as determined by the Board in good faith.

         H.       "Fair Market Value" means:

                  (i)      in the case of stock, the Market Price, and

                  (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

         I. "Disinterested Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with any Interested Shareholder and/or 40 percent Shareholder and was a member of the Board prior to the time that any Interested Shareholder or 40 percent Shareholder became an Interested Shareholder or 40 percent Shareholder, and any successor of a Disinterested Director who is unaffiliated with any Interested Shareholder or 40 percent Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

         Section 5. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder or a 40 percent Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or an Associate of another person. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article.

         Section 6. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the by-laws of the corporation), the affirmative vote of the holders of at least 80 percent of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article.

         ELEVENTH: The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 8 or more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

         At the 1985 annual meeting of stockholders, Class I directors shall be elected for a 1-year term, Class II directors for a 2-year term and Class III directors for a 3-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a 3-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

         No person (other than person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of this corporation not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

         No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

         TWELFTH: No action shall be taken by stockholders of this corporation except at an annual or special meeting of stockholders of this corporation.

         IN WITNESS WHEREOF, HARRIS CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman, President and Chief Executive Officer, and its Assistant Secretary this 8th day of December, 1995.


                                            HARRIS CORPORATION

                                            By:

                                            /s/ P. W. Farmer
                                            --------------------------------
                                            P.W. Farmer, Chairman, President
                                            and Chief Executive Officer

                                            Attest:

                                            /s/ K. G. Fink,
                                            --------------------------------
                                            K.G. Fink, Assistant Secretary


STATE OF FLORIDA  )
BREVARD COUNTY    )     ss:

         BE IT REMEMBERED that on this 8th day of December, 1995, personally came before me, a Notary Public in and for the County and State aforesaid, P.W. Farmer, Chairman, President and Chief Executive Officer, and K.G. Fink, Assistant Secretary of Harris Corporation, a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and they, the said P.W. Farmer and K.G. Fink, as such Chairman, President and Chief Executive Officer, and such Assistant Secretary, duly executed said Certificate before me and acknowledged the said Certificate to be their act and deed and the act and deed of said corporation and that the facts stated therein are true; that the signatures of said Chairman, President and Chief Executive Officer, and Assistant Secretary of said corporation to said foregoing Certificate are in the handwriting of the said Chairman, President and Chief Executive Officer, and Assistant Secretary of said corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.
                                            /s/ Sandra DePascale
                                            -------------------------------
                                            Sandra DePascale
                                            Notary Public, State of Florida
                                            Commission CC 342399
                                            Commission Expires 02/13/98

                              CERTIFICATE

        I hereby certify that the foregoing is a true and correct copy of the restated Certificate of Incorporation of Harris Corporation as in effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Harris Corporation this ________of___________,19___.


                                        -------------------------------
                                        Secretary of Harris Corporation